As filed with the Securities and Exchange Commission on March 20, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAMCO Investors, Inc.

(Exact name of registrant as specified in its charter)

New York	6282	13-4007862
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

ONE CORPORATE CENTER

RYE, NEW YORK 10580

(914) 921-3700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

JAMES E. MCKEE, ESQ.

VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

GAMCO INVESTORS, INC.

ONE CORPORATE CENTER

RYE, NEW YORK 10580

(914) 921-3700

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

GREGORY A. FERNICOLA, ESQ.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE

NEW YORK, NEW YORK 10036-6522

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrants

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (Registration No. 333-136428)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Common Stock	57,074	$40.21	$2,294,945.54	$70.45

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low price of $40.50 and $39.92, respectively, of the Class A Common Stock on March 14, 2007.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. GAMCO Investors, Inc. hereby incorporates by reference into this registration statement, the contents of the registration statement on Form S-3 (Registration No. 333-136428), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on September 1, 2006. This registration statement is being filed solely to increase the number of shares of Class A Common Stock of GAMCO Investors, Inc. that may be offered and sold by certain selling shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York on March 20, 2007.

GAMCO INVESTORS, INC.

By:	/s/ James E. McKee
Name:	James E. McKee
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Mario J. Gabelli	Chairman of the Board, Chief Executive Officer and Chief Investment Officer – Value Products (Principal Executive Officer)	March 20, 2007

* John C. Ferrara	Director, Interim Chief Financial Officer (Interim Principal Financial Officer and Principal Accounting Officer)	March 20, 2007

* Edwin L. Artzt	Director	March 20, 2007

* Richard L. Bready	Director	March 20, 2007

* John D. Gabelli	Director	March 20, 2007

Eugene R. McGrath	Director	March 20, 2007

* Karl Otto Pohl	Director	March 20, 2007

* Robert S. Prather	Director	March 20, 2007

* Vincent S. Tese	Director	March 20, 2007

*By:	/s/ James E. McKee
	Name:	James E. McKee
	Title:	Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

5.1	Opinion of James E. McKee, Esq., Vice President, General Counsel and Secretary of GAMCO Investors, Inc..
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of James E. McKee, Esq. (included in Exhibit 5.1).
24.1*	Powers of Attorney.

* Incorporated by reference into the registrant’s registration statement on Form S-3 (Registration No. 333-136428).